Posting Supplement No. 25 dated November 6, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 358618

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
358618	$10,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 358618. Member loan 358618 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,167 / month
Current employer:	Delta Air Lines	Debt-to-income ratio:	19.97%
Length of employment:	3 years 3 months	Location:	Hapeville, GA

Home town:	Lansing
Current & past employers:	Delta Air Lines
Education:	The Art Institute of Atlanta

This borrower member posted the following loan description, which has not been verified:

I took out a loan on my 401k to pay off credit cards. Now that the market is down, I'd like to payoff of the loan so that I can take advantage of some of the good deals out there.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,818.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359437

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359437	$16,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359437. Member loan 359437 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Troy Group Inc	Debt-to-income ratio:	10.17%
Length of employment:	4 years	Location:	IRVINE, CA

Home town:	Kalibo Aklan
Current & past employers:	Troy Group Inc
Education:	Assumption College

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	17
Revolving Credit Balance:	$893.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359899

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359899	$10,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359899. Member loan 359899 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	fleet	Debt-to-income ratio:	21.92%
Length of employment:	2 years	Location:	NEW CASTLE, DE

Home town:	columbus
Current & past employers:	fleet, wal-mart distribution center, jb hunt and air products
Education:	del tech community college

This borrower member posted the following loan description, which has not been verified:

I would like to used the money to help fix up the home that I live with my mother. Things like a new roof, windows, and rear door.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,042.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359970

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
359970	$20,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 359970. Member loan 359970 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$16,958 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	7.02%
Length of employment:	8 years 11 months	Location:	Wenonah, NJ

Home town:
Current & past employers:	Thomson Reuters, Comcast Corp., RadPharm, Inc, Brandywine Technology Consulting
Education:	Gloucester County College, Camden County College, University of Phoenix

This borrower member posted the following loan description, which has not been verified:

Hi, I am seeking a loan to payoff the outstanding balance of a 401k loan through my company. This loan was used to purchase our property and consolidate debt. I didn't realize it at the time, but I am not allowed to make advanced, partial payments to this loan; my only repayment options are to continue paying the monthly amount for the remainder of the term, or make a single payment for the outstanding balance. Had I know ahead of time, I would never have considered accepting the loan. As I have been making payments on this loan for over a year now, and the original term is 5 years, my balance has been reduced significantly. With a $20,000 loan at the same rate I'm paying now, I would be able to pay off the remaining balance and my loan payment would be reduced by almost half. Please note that I will only consider offers for loans which allow advanced payments. My income is rather significant, and, as I alluded to above, my plan was always to make advanced payments to the original loan. The LendingClub system only allows me to enter one current employer; I am currently work for both ThomsonReuters and for Comcast. I can provide paystubs to assist in income verification. I hope you will consider my request and view it in light of my income and the fact that the new payment amount would be much less than what I am currently paying. Thanks for your consideration. Sincerely, Michael Wilson

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	32
Revolving Credit Balance:	$61,977.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360016

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360016	$24,000	17.15%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360016. Member loan 360016 was requested on October 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$18,483 / month
Current employer:	Macquarie Holdings	Debt-to-income ratio:	12.70%
Length of employment:	5 years	Location:	KISSIMMEE, FL

Home town:	Frederick
Current & past employers:	Macquarie Holdings
Education:	Liberty University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: The purpose of this loan is to pay off my credit card debt. My financial situation: I am a worthy borrower with good credit rating (712), income level, and payment history. I have been employed with the same company for 5 years and my salary is $170,000 annually, not including bonuses. Additionally, I have $2,400 in rental income from an investment property. I had a Prosper loan in December 2006 that I paid off in 14 months. Thank you in advance for your assistance in helping me comsolidate some debt and cancel some credit cards.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,099.00	Public Records On File:	0
Revolving Line Utilization:	52.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 360022

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360022	$10,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360022. Member loan 360022 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	covad communications	Debt-to-income ratio:	7.85%
Length of employment:	15 years 6 months	Location:	SAN DIEGO, CA

Home town:	Hempstead
Current & past employers:	covad communications, SBC Communications
Education:	Nassau Community College

This borrower member posted the following loan description, which has not been verified:

to pay off bills and CC debt.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	25
Revolving Credit Balance:	$17,465.00	Public Records On File:	0
Revolving Line Utilization:	95.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360080

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360080	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360080. Member loan 360080 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Celtic Marketing	Debt-to-income ratio:	6.93%
Length of employment:	2 months	Location:	HOPKINS, MN

Home town:	Toledo
Current & past employers:	Celtic Marketing, KemperSports Management, Bruno Event Team
Education:	Miami University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate credit card debt that I accumulated after some life changing events.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	18
Revolving Credit Balance:	$26,610.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 360152

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360152	$8,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360152. Member loan 360152 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	scott peraria builders	Debt-to-income ratio:	23.46%
Length of employment:	8 years 10 months	Location:	barnegat, NJ

Home town:	Toms River
Current & past employers:	scott peraria builders
Education:	Ocean County College

This borrower member posted the following loan description, which has not been verified:

looking for loan to consolidate credit card,medical loan,homedepot card,and rest of truck loan for around 6%

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,282.00	Public Records On File:	0
Revolving Line Utilization:	61.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360198	$10,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360198. Member loan 360198 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Self-employed	Debt-to-income ratio:	20.58%
Length of employment:	1 year 2 months	Location:	Maple Shade, NJ

Home town:	Maple Shade
Current & past employers:	Self-employed, Kuk Enterprises, LLC/DBA LaCucina at The Bellevue
Education:	Drexel University

This borrower member posted the following loan description, which has not been verified:

Working capital to grow current business. Looking to add breakfast to current menu to increase revenue.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,189.00	Public Records On File:	0
Revolving Line Utilization:	89.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360213

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360213	$20,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360213. Member loan 360213 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Charlotte Russe INC	Debt-to-income ratio:	8.20%
Length of employment:	6 years	Location:	SAN DIEGO, CA

Home town:	Salisbury
Current & past employers:	Charlotte Russe INC, US Airways Express/Piedmont
Education:	Baltimore School of Massage

This borrower member posted the following loan description, which has not been verified:

Hello! I want to consolidate bills and make one payment. I've heard great things about Lending Club and look forward to this opportunity. I have a great credit score and pay all bills on time, I just want to pay off everything, help my Dad and pay Lending Club instead of Credit Card Companies!! :) Thank you so much!!! Tamie

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,418.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360230

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360230	$7,800	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360230. Member loan 360230 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Inland Real Estate Group Inc.	Debt-to-income ratio:	11.50%
Length of employment:	34 years	Location:	Wheaton, IL

Home town:	Chicago
Current & past employers:	Inland Real Estate Group Inc., National Foods store
Education:

This borrower member posted the following loan description, which has not been verified:

To purchase 30 hours of real estate investment education which includes for free a second student (partner). This college is taught by successfully proven real estate investors that have succeeded in very specific categories of real estate investment.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,081.00	Public Records On File:	1
Revolving Line Utilization:	87.80%	Months Since Last Record:	77
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360253

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360253	$10,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360253. Member loan 360253 was requested on October 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Timken Co.	Debt-to-income ratio:	4.32%
Length of employment:	72 years	Location:	CANTON, OH

Home town:	Dover
Current & past employers:	Timken Co.
Education:	Kent State University - Tuscarawas Campus

This borrower member posted the following loan description, which has not been verified:

Need to consolidate 2 cards into one payment.

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	31
Revolving Credit Balance:	$49,421.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360283

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360283	$7,500	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360283. Member loan 360283 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	US Army	Debt-to-income ratio:	7.82%
Length of employment:	8 years	Location:	COLORADO SPRINGS, CO

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidation of various credit cards and loans

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	39
Revolving Credit Balance:	$5,911.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360327

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360327	$20,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360327. Member loan 360327 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,917 / month
Current employer:	Tighe Patton Armstrong Teasdale	Debt-to-income ratio:	15.16%
Length of employment:	8 years 2 months	Location:	Falls Church, VA

Home town:	Framingham
Current & past employers:	Tighe Patton Armstrong Teasdale
Education:	University of Chicago, University of Michigan Law School

This borrower member posted the following loan description, which has not been verified:

I have been offered a partnership in my downtown Washington, D.C. law firm, but there is a hitch. My firm is very entrepreneurial and part of its culture is that partners are not paid a salary. In essence, partners in my firm are paid on a commission basis based on the amount work they do and the amount of business they bring in. Because partners do not get paid until our clients pay their bills, a new partner must wait at least two months before seeing his/her first check. Per industry standard practices, the first month of work will not be billed until the beginning of the next month and clients have 30 days (i.e., the beginning of the following month) to pay their bills. Thus, work done in November is not billed until the beginning of December and is not paid until the beginning of January. As a result, my next paycheck will not be until next January. My wife and I are seeking to adopt from a foreign country, which is a long and expensive process. (It usually takes a few years and costs $20,000 or more per adoptive child.) As result, we have not been able to save as we would like and we are facing a few more expenses in the next few months. Although we have already spent most of what we need to complete the adoption, there will be a some expenses (such as international plane tickets and hotel expenses to bring our child home) to pay when the time comes. My current income is about $132,000 per year. Because of marketing and other advantages that law partners have over non-partners (i.e., clients are more comfortable doing business with and paying higher rates for partners), I expect my annual income to increase to at least $165,000 per year once I make partner. I need a loan now, however, to secure the income I will need over the next few months and to give me some time to build my savings and even out the inevitable up-and-down cycles that occur when you depend on commission-based income. (I would rather get a loan than borrow from my credit cards because credit cards are just too darned expensive.) One note on the prospects for the legal market: I have developed legal expertise in different areas that normally exhibit different market trends. I do a lot of work in complex commercial and employment litigation in federal courts, and I have extensive experience in bankruptcy litigation. Both litigation and bankruptcy are countercylical (i.e., the work goes up as the economy goes down). I also advise numerous tax exempt organizations, such as charities, trade associations, and political organizations. This work tends to grow with the economy and tracks normal business cycles. Finally, my firm has several competitive advantages, including our location in Washington, D.C. Federal government services are recession-proof and the businesses in this area (and that come from around the country to lobby or do business here) continue to grow even in the middle of a recession. That and our ability to deliver high-quality service for a more affordable price makes our firm very attractive even during down times in the economy. All of these factors mean that our work (and my part of it) should continue to be steady regardless of the economic conditions affecting the country as a whole. That in a nutshell is my request. I am looking forward to working with you to make it fruitful both for me and for your investors.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	33
Revolving Credit Balance:	$134,025.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360350

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360350	$15,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360350. Member loan 360350 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Grant Ave Developement	Debt-to-income ratio:	7.81%
Length of employment:	12 years	Location:	Syracuse, NY

Home town:	Syracuse
Current & past employers:	Grant Ave Developement
Education:	Tompkins-Cortland Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate credit card debt that I am currently paying on and to payoff these loans at a quicker rate. I currently have 3 credit amounts that I am looking to roll into one monthly payment and pay off quicker.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,340.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360407

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360407	$23,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360407. Member loan 360407 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Wag Hotels	Debt-to-income ratio:	24.93%
Length of employment:	3 years 2 months	Location:	Galt, CA

Home town:
Current & past employers:	Wag Hotels, City of Sacramento
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

Thanks for reviewing my post. I will be using this loan to consolidate two fixed interest loans into one loan. One loan is at 10% the other is at 14%. Combined they total $23,000 and have a monthly payment of $900. Since I am refinacing these loans and will reduce my monthly financial load this laon should be considered very low risk. I would like to combine them to have one loan payment with one set term. This will assist me as I am in the process of purchasing a new home. I am college educated with a secure job. Even in these tough economic times my company is exapnding. Prior to purchasing my home I plan to sell my car. I will use the equity in my car to purchase a cheaper car and save additional $. Financial Summmary Monthly Income: $6250 (take home $4200 after taxes & retirement) Monthly Expenses: Car payment: $500 Rent: $0 (I have lived in a company apt. for over a year). Insurance: $125 Food & Entertainment: $200 Student Loan: $100 Current Loans: $900 (I will refi these two).

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,553.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360414

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360414	$16,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360414. Member loan 360414 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Commonwealth of Kentucky	Debt-to-income ratio:	15.31%
Length of employment:	5 years 6 months	Location:	LOUISA, KY

Home town:	Louisa
Current & past employers:	Commonwealth of Kentucky
Education:	Morehead State University

This borrower member posted the following loan description, which has not been verified:

Before my full time employment and while in college I had accumulated around 10,000. After working for five years and realizing I was making no progress in paying off the cards just by making my monthly payments I decided to consolidate. I borrowed 15,000 and took the 5,000 to finish paying off my truck. One year after consolidating I realize that I have yet made another mistake as my APR is 21%. I have called to attempt to lower my rate as I have never missed a payment and most months pay more than due. I would rather have a little higher payment with a lower interest rate and have this paid off in 36 months versus keeping the high rate and paying $371 for the next 50 or so odd months. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,604.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360475

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360475	$10,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360475. Member loan 360475 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Covidien	Debt-to-income ratio:	10.15%
Length of employment:	6 years	Location:	CRYSTAL LAKE, IL

Home town:	Hoffman Estates
Current & past employers:	Covidien, Motorola
Education:	McHenry County College

This borrower member posted the following loan description, which has not been verified:

I am using this, because I want to rid of my debt.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,575.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360494

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360494	$15,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360494. Member loan 360494 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	The University of Arizona Foundation	Debt-to-income ratio:	24.80%
Length of employment:	2 years 1 month	Location:	Tucson, AZ

Home town:	Enfield
Current & past employers:	The University of Arizona Foundation, The University of Rochester, The Universtiy of Arizona
Education:	Central Connecticut State University, Trinity College

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan in order to pay off my American Express Credit Card. This card was used to finance a number of home improvements and it financed our move across the country from Rochester New York to Tucson Arizona. Due to significant losses on the sale of our home in Rochester(due to home improvements), my wife and I did not have the cash to pay for our move across the country. It is my hope once this card is paid off to close it immediately. My wife and I have been paying $450 a month to American Express but it has not made a dent due to high interest rates. Getting this card paid off would allow us to save additional money in order that we can begin saving for a new home. Thanks

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	12
Revolving Credit Balance:	$36,002.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360501

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360501	$3,900	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360501. Member loan 360501 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Michelle Kaufmann Designs	Debt-to-income ratio:	20.23%
Length of employment:	1 year 8 months	Location:	San Francisco, CA

Home town:	Santa Barbara
Current & past employers:	Michelle Kaufmann Designs
Education:

This borrower member posted the following loan description, which has not been verified:

I have a credit card with a 27% interest rate which I would like to pay off at a lower rate then cut up

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	30
Revolving Credit Balance:	$4,508.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360509

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360509	$2,800	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360509. Member loan 360509 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	spherion	Debt-to-income ratio:	18.48%
Length of employment:	3 months	Location:	BLOOMFIELD, NJ

Home town:	Livingston
Current & past employers:	spherion, Merck
Education:	NEW YORK UNIVERISTY, TEXAS A&M UNIVERSITY - COMMERCE

This borrower member posted the following loan description, which has not been verified:

I'd like a loan for $3500 to consolidate a few bills and be able to pay them at a better rate .

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,088.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360527

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360527	$25,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360527. Member loan 360527 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Dependable Properties	Debt-to-income ratio:	9.49%
Length of employment:	5 years	Location:	Duluth, GA

Home town:	Seoul
Current & past employers:	Dependable Properties, Patmell Wings
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate debt so that I can pay down the principle faster.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,003.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 360535

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360535	$20,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360535. Member loan 360535 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	ZAWEN INC	Debt-to-income ratio:	16.06%
Length of employment:	6 years	Location:	GLENDALE, CA

Home town:	TEHRAN
Current & past employers:	ZAWEN INC
Education:	UNIVERSITY OF TEHRAN, COLLEG OF TEHRAN

This borrower member posted the following loan description, which has not been verified:

NEED TO PAY SOME DEBT OUT AND PAY FOR MY SONS COLLEGE

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,565.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360571

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360571	$8,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360571. Member loan 360571 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Lockheed Martin Corp. (Aerotek)	Debt-to-income ratio:	13.29%
Length of employment:	7 months	Location:	Frederick, MD

Home town:	Baltimore
Current & past employers:	Lockheed Martin Corp. (Aerotek), The Baltimore Gas & Elec Co
Education:	Frederick Community College

This borrower member posted the following loan description, which has not been verified:

My goal is to become debt free and to start that process I'd like to consolidate my credit cards with a better fixed interest rate.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,362.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360583

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360583	$10,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360583. Member loan 360583 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Volkert's Party Store LLC	Debt-to-income ratio:	8.68%
Length of employment:	2 years	Location:	Akron, OH

Home town:	Cana
Current & past employers:	Volkert's Party Store LLC, United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

Hello My wife and I own a small business and were looking to update some equipment and expand our business. $12,000 for new walk in cooler $ 7,000 to install commercial kitchen and service station $ 6,000 to payoff current business credit card that was used to install new point of sale system. My family has owned this business for over 30 years My wife and I bought the business 2 years ago and have increased sales substantially. Our first year 2007 we had a 35% increase in sales over 2006. Our 2008 sales are on pace for a 25% to 30% increase over 2007. We currently employ 4 full time employees and 1 part time employee. This loan will enable us to add hot foods to our business and add 1 to 2 full time employees. Our business is located on a major road right across from a hospital. There is limited affordable food options for the workers of the hospital at this time.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	42
Revolving Credit Balance:	$9.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360662

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360662	$4,000	14.93%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360662. Member loan 360662 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,253 / month
Current employer:	Pacific Sunwear	Debt-to-income ratio:	22.90%
Length of employment:	4 months	Location:	LOS ANGELES, CA

Home town:	Los Angeles
Current & past employers:	Pacific Sunwear, Glendale Mitsubishi, Best Buy Co. Inc., Jamba Juice
Education:	Los Angeles City College

This borrower member posted the following loan description, which has not been verified:

I have been trying to pay off my credit card debt for awhile now. No Banks will approve me for a loan because they say my cards are at they're limit. They also tell me that I should make bigger payments to get them below the halfway point of my limits on all cards so that I can get a loan later with them. That defeats the purpose because all of my paycheck goes toward paying they're high minimum payments. After sending every penny I make to them, I am left with nothing to myself. No money for food, gas, etc. I am forced to use my cards and they're available credit again and am Stuck in a cycle. All I want is to consolidate all of it into one payment a month and make a new life for myself and my future wife and be able to go to school and actually be able to afford books this time around. All I want to worry about is my family in the future, not money.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,972.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360666

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360666	$3,600	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360666. Member loan 360666 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,183 / month
Current employer:	blue cross blue shield of montana	Debt-to-income ratio:	17.66%
Length of employment:	26 years	Location:	HELENA, MT

Home town:	Olympia
Current & past employers:	blue cross blue shield of montana, State of Washington
Education:	South Puget Sound Community College

This borrower member posted the following loan description, which has not been verified:

3000.00 for vacation and christmas spending

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,513.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360679

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360679	$15,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360679. Member loan 360679 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,517 / month
Current employer:	St. Ambrose University	Debt-to-income ratio:	12.87%
Length of employment:	20 years	Location:	Cherokee Village, AR

Home town:	Cleveland
Current & past employers:	St. Ambrose University, University of Maryland University College, Ozarka Technical College
Education:	University of Iowa

This borrower member posted the following loan description, which has not been verified:

After a small business failure, I used credit card to supplement my part-time earnings from online teaching as I sought employment. (I have a Ph.D. in Business). I now have contracts with two Universities (St. Ambrose University in Iowa, and U. of Maryland University College) and our local vocational college so will be able to continue to repay expenses without withdrawing funds from my shrinking retirement account. I own my home and own and maintain a hybrid car that is paid off. I am in good health and pay for my own health insurance. I want to continue to live in the Arkansas Ozarks to help college students in this area get an education.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	17
Revolving Credit Balance:	$14,857.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360680

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360680	$5,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360680. Member loan 360680 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,583 / month
Current employer:	young lyon true value	Debt-to-income ratio:	22.69%
Length of employment:	10 years	Location:	LAKE PLACID, NY

Home town:	Lake Placid
Current & past employers:	young lyon true value
Education:

This borrower member posted the following loan description, which has not been verified:

Well its not even November yet and we have over a foot of snow. Just got done shoveling for an hour and I have to tell you, I am getting way to old for this. So I have a brand new truck and I am in need of a snow plow. I have a very long driveway and a right of way I am responsible for. I called a few places and to be honest almost fell out of my chair when I heard the prices. So thats why I need this loan.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,438.00	Public Records On File:	1
Revolving Line Utilization:	52.90%	Months Since Last Record:	47
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 360719

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360719	$10,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360719. Member loan 360719 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,109 / month
Current employer:	Northview Public Schools	Debt-to-income ratio:	17.67%
Length of employment:	2 years 4 months	Location:	Wyoming, MI

Home town:	Grand Rapids
Current & past employers:	Northview Public Schools, Kalamazoo College, GameStop
Education:	Grand Valley State University

This borrower member posted the following loan description, which has not been verified:

I am currently running an internet business I created 2 years ago. It has slowly increased in revenue and profits during that time. The holiday season is where my sites peaks for the year. I am looking for more funding to increase my advertising during this vital period. I will be using the loan to purchase low cost pay-per-click advertising for specific, high profit items. I have had great success with this in the past. 2007 Holiday Season: Advertising and Fixed Costs: $25,269 Revenue from Sales: $42,573 Holiday Gross Profit: $17,304 Why am I a good investment? - I am able to look each day to see if my advertising campaigns are having a good Return On Investment. When necessary, I can adjust advertising very quickly. - I have never missed a payment for any loan. - I have a great personal interest in my business and enjoy what I am doing. - My business lets my wife stay home with my daughter, and that is priceless to me. Thank you and I look forward to your investment.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,496.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360750

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360750	$25,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360750. Member loan 360750 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	ThinkBold Corporate Communications, LLC	Debt-to-income ratio:	23.05%
Length of employment:	8 years 11 months	Location:	Campbell, CA

Home town:	Munich
Current & past employers:	ThinkBold Corporate Communications, LLC
Education:	LM University Munich

This borrower member posted the following loan description, which has not been verified:

PR & Marketing Communications company is seeking a business loan to extend current business model. The company has been in business since 1999 and our revenue in 2007 was about $420,000. We have a healthy high-tech client base and long term agreements. Accounts receivable show that 2008 will be a good year despite the current market situation. Company / owner has never been late on any payments and has good credit ratings.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$238,903.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360771

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360771	$7,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360771. Member loan 360771 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,033 / month
Current employer:	n/a	Debt-to-income ratio:	1.48%
Length of employment:	n/a	Location:	rhodes, MI

Home town:	san diego
Current & past employers:	none
Education:	none

This borrower member posted the following loan description, which has not been verified:

Last year in July I ended up in the hospital for my heart. I needed a stent to be placed in my artery. I am retired and only receive a small pension and a SS check. I do have Medicare that helped pay for most of the bills but I still have to pay the rest. I do not have any other insurance to help cover the bills that is why I am asking for this loan. I hope you can help me.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360772

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360772	$9,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360772. Member loan 360772 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,250 / month
Current employer:	National Vision, Inc.	Debt-to-income ratio:	9.29%
Length of employment:	25 years 1 month	Location:	St. Cloud, MN

Home town:
Current & past employers:	National Vision, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of Loan: This loan will be used to consolidate my credit card debt and small vehicle loan into one and also help take care of some of my daughter's school loans. My Situation: I am a good candidate for this loan because I haven't been late on my payments, and I have a stable income since I've been working for the same company for over 25 years. I would like to take advantage of the savings in interest I pay by putting all of my debt into one loan. I have two credit cards and one car loan. The remaining portion of the funds I would like to use to help my daughter. She recently graduated college and with this economy, she has had a hard time getting a job. Her loans are coming out of deferrment and since I was a single-father, I was not able to help pay for her tuition while she was attending, so I feel I could really help her now by lumping a portion of her loans into this. Below are the balances of my debt: 1. Washington Mutual -$2,500 2. Bank of America -$1,500 3. Local Credit Union (Car Loan) -$5,600 Totals: Approximately $9,600 Remaining: $10,400 to put towards my daughter's school loans. I feel I am a great candidate for this because, just like my dedication to my work, I am just as dedicated to my financial obligations. Being able to pay off all of this debt for me and my daughter in just 3 years really gives me a sense of hope that we can both be better off fairly soon.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	35
Revolving Credit Balance:	$3,910.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360794

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360794	$8,000	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360794. Member loan 360794 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	bank of hawaii	Debt-to-income ratio:	11.19%
Length of employment:	1 year 5 months	Location:	HONOLULU, HI

Home town:	honolulu
Current & past employers:	bank of hawaii
Education:	University of Hawaii at Manoa

This borrower member posted the following loan description, which has not been verified:

Need to borrow to purchase engagement ring.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360801

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360801	$5,100	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360801. Member loan 360801 was requested on October 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,100 / month
Current employer:	Premier Innovations LLC	Debt-to-income ratio:	5.67%
Length of employment:	5 years 5 months	Location:	Newhall, CA

Home town:	Castaic
Current & past employers:	Premier Innovations LLC, Extreme Telecom, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I need to purchase a pretty serious server for a client. Here are the specs. Q14 - 1U Quad Socket Opteron 16 Cores Tyan Thunder n3600QE S4980 Quad Socket Opteron Model 8360 2.5GHz Quad Core x 1 8GB DDR2 ECC REG 800 (4x2GB) x 1 HD 1: 1TB S-ATA 7200RPM Enterprise x 1 HD 2: 1TB S-ATA 7200RPM Enterprise x 1 HD 3: 1TB S-ATA 7200RPM Enterprise x 1 QSOL 1 Year Limited Warranty Purchase price: $5,305.00 I have worked with the vendor in the past so I can bring the cost down a bit from his retail listing. This is for a client who has been with me since September 2004. I am expecting a 9 month ROI on this machine, the client will be charged $600/month for the server, plus any bandwidth used. If you have any questions, I'd be glad to answer them.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40.00	Public Records On File:	0
Revolving Line Utilization:	1.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360826

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360826	$5,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360826. Member loan 360826 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Bossa Nova	Debt-to-income ratio:	1.66%
Length of employment:	2 months	Location:	LOS ANGELES, CA

Home town:	Tucson
Current & past employers:	Bossa Nova, trio salon
Education:	Fashion Institute of Design & Merchandising in Los Angeles (FIDM)

This borrower member posted the following loan description, which has not been verified:

repay boyfriend

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,221.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360894

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360894	$8,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360894. Member loan 360894 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,883 / month
Current employer:	Accenture	Debt-to-income ratio:	0.51%
Length of employment:	3 years 11 months	Location:	Canton, MI

Home town:
Current & past employers:	Accenture
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

Need a loan in order to engage in a reverse mortgage transaction. These are loans senior citizens (age 62+) qualify for from the federal govenment directly. We have a detailed process laid out which follows the FHA's rules and regulations and currently have 40 pre-approved senior citizens (all waiting to move into a new home) with their guaranteed loan from the government. We provide the houses after rehabbing them, they attend the required informative session required by the govt. while underwriting approves them into their new home. Cost of the Deal: $35,000 for the cost of the house and to rehab it. Return: $40,000 Profit: $10,000 for our services. Time of Process: Approximagely 6-8 weeks if not sooner, (depending on how long underwriting takes). Please let me know if you have any questions. Thank you.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	29
Revolving Credit Balance:	$276.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360903

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360903	$3,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360903. Member loan 360903 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,348 / month
Current employer:	Teva USA	Debt-to-income ratio:	3.03%
Length of employment:	2 years	Location:	Bethlehem, PA

Home town:	Paterson
Current & past employers:	Teva USA
Education:	Montclair State University

This borrower member posted the following loan description, which has not been verified:

I'm working towards paying off the last of my remaining credit card debt. I make a good living of 60,000 plus per year as a controller for a large company. I need $3000.00 to pay off the remaining high interest (27%) credit card debt. I have increased my credit score significantly by paying down debt and have not been late on any payments in years.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,483.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360906

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360906	$3,200	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360906. Member loan 360906 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	clayton homes	Debt-to-income ratio:	4.95%
Length of employment:	8 months	Location:	diamondhead, MS

Home town:	Colorado Springs
Current & past employers:	clayton homes, a.j.'s oyster and seafood bar, quality restaurant concepts
Education:	University of Southern Mississippi

This borrower member posted the following loan description, which has not been verified:

This loan will cover expense of an engagement ring.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	12
Revolving Credit Balance:	$995.00	Public Records On File:	0
Revolving Line Utilization:	2.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 360929

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360929	$12,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360929. Member loan 360929 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,057 / month
Current employer:	Visalia Times Delta	Debt-to-income ratio:	10.11%
Length of employment:	21 years 1 month	Location:	Visalia, CA

Home town:	Visalia
Current & past employers:	Visalia Times Delta
Education:	College of the Sequoias

This borrower member posted the following loan description, which has not been verified:

I have always worked hard and have been extremely responsible in the payment my bills. I am a divorced mom with three sons. Due to the divorce, my credit score includes a charge-off from Bank of America in 2004. I paid my ex an equalization payment in September 2004, he was court ordered to remove my name from the BOA account (which now shows charge off/key derogatory on my credit report) on or before October 1, 2004. Unfortunately my ex has not removed my name from this bad debt. My credit report with credit expert (experian) indicates a score of 703 with a plus score of 692. I do not have any late or missed payments on any of my sole accounts. I have tried unsuccessfully since August 2007 to get a debt consolidate loan at a decent rate. I even tried a credit service, but after some research I felt that my credit score would be harmed by the strategies of some of the companies. My goal is to pay off all my debt before I buy a home. I do not want to take on a mortgage with the self debt that I have acquired. I need to consolidate with a low interest to get the debt paid off in a reasonable amount of time. Thanks in advance for your help. ?Staci

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	39
Revolving Credit Balance:	$15,043.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361003

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361003	$10,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361003. Member loan 361003 was requested on October 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,467 / month
Current employer:	Areva	Debt-to-income ratio:	8.80%
Length of employment:	1 year 5 months	Location:	Forest, VA

Home town:	Horseheads
Current & past employers:	Areva
Education:	The Pennsylvania State University

This borrower member posted the following loan description, which has not been verified:

Help my wife and I get our credit cards to one payment. We have excellent credit and have very stable jobs.

A credit bureau reported the following information about this borrower member on October 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,406.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361073

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361073	$25,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361073. Member loan 361073 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Pipeline Wireless	Debt-to-income ratio:	8.33%
Length of employment:	5 years 7 months	Location:	Newport, RI

Home town:	Pawtucket
Current & past employers:	Pipeline Wireless, Pentastar Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

I have purchased a house that is in need of repair and improvements. The house was purchased through a bank short sale. I plan on moving into the house within 90 days and it will be my primary residence. The house was built in 1996 and was occupied through the purchase date, but was neglected for the past few years. Structurally, the house in in good condition but it will require a lot of cosmetic work such as drywall repair, refinish hardwood floors, new carpets, new bathroom fixtures and interior paint throughout the house.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,815.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361080

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361080	$16,750	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361080. Member loan 361080 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Embarq	Debt-to-income ratio:	24.75%
Length of employment:	10 years 4 months	Location:	Apopka, FL

Home town:	San Jose
Current & past employers:	Embarq, Sprint Nextel Corp., University of Maryland
Education:	University of Maryland-European Division

This borrower member posted the following loan description, which has not been verified:

This loan is to payoff and close my credit cards. I want to pay off the principal I borrowed as quickly as possible, instead of just paying interest to the bank. With this loan I will get back to quickly paying off the principal and get out of debt for good.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,116.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361090

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361090	$25,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361090. Member loan 361090 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Informa Research Services	Debt-to-income ratio:	15.56%
Length of employment:	20 years 8 months	Location:	Calabasas, CA

Home town:	Assiut
Current & past employers:	Informa Research Services
Education:	CSUN

This borrower member posted the following loan description, which has not been verified:

I'm in the process of starting a new Dry Cleaner plant on premisses. The total cost of the project is approx. $300K. We've put in about $105 of our money plus we're leasing the equipment which we got approval on for $165. We're short about $25K-$30K. I'm employed for a company and will continue to do so. I've there for over 20 years. My annual salary is $115K + bonus. My partner will be working in the store full time. It's in a great location, Woodland Hills, CA. on Ventura Blvd. My partner has over 15 years of experience working in that business.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1976	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$95,356.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361098

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361098	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361098. Member loan 361098 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Cottage Health Systems	Debt-to-income ratio:	8.64%
Length of employment:	8 years	Location:	CARPINTERIA, CA

Home town:	Santa Barbara
Current & past employers:	Cottage Health Systems, Four Seasons Resort
Education:	Santa Barbara City College

This borrower member posted the following loan description, which has not been verified:

To pay off some small debts, making some minor repairs and small purchases.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,754.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361104

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361104	$18,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361104. Member loan 361104 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	D.A. Williams Trucks	Debt-to-income ratio:	19.00%
Length of employment:	13 years	Location:	menifee, CA

Home town:	hemet
Current & past employers:	D.A. Williams Trucks, Nissan of Temecula
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for business capital to purchase more inventory.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,207.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361107

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361107	$6,400	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361107. Member loan 361107 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,208 / month
Current employer:	Johnson & Johnson	Debt-to-income ratio:	24.03%
Length of employment:	13 years 8 months	Location:	Raritan, NJ

Home town:	Corvallis
Current & past employers:	Johnson & Johnson, Portland General Electric
Education:	Princeton University

This borrower member posted the following loan description, which has not been verified:

Simple credit card consolidation. I have balances that I manage on 2 cards that I hold. I would like to consolidate. Additionally, $1000 of the loan I will use to put toward the deposit on my new apartment, while I wait for my current landlord to return my existing deposit on the apartment I am moving out of.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	49
Revolving Credit Balance:	$36,475.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361111

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361111	$5,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361111. Member loan 361111 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	Belk/Self Employed	Debt-to-income ratio:	12.83%
Length of employment:	3 years	Location:	Suwanee, GA

Home town:	West Palm Beach
Current & past employers:	Belk/Self Employed, Humana Inc.
Education:	University of Georgia, University of Florida

This borrower member posted the following loan description, which has not been verified:

Hello, I am reapplying now with Lending Club's help. I had my husband's income listed last time which they told me wasn't allowed ($5000 monthly). Now is just my part time income at Belk and my self employed income online while being a Homemaker and a Mother. My son is a full time student and unpaid intern (shadowing a surgeon). During this crucial time in his premed education (3rd year), he has had issues getting everything covered student grant and loan wise. This loan will go towards his tuition, books and transportation. Previous lenders, please help out again! Thank You!

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361117

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361117	$20,000	15.88%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361117. Member loan 361117 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Covansys- a CSC Company	Debt-to-income ratio:	0.98%
Length of employment:	3 years 5 months	Location:	Fontana, CA

Home town:
Current & past employers:	Covansys- a CSC Company, IBM Global services
Education:

This borrower member posted the following loan description, which has not been verified:

Hi, I have got fico score of 720. I have recently purchased house two months back at 349900/- . i have paid down payment of 10% and current loan outstanding is 3,11,000/- @6.75%. Recently i have got aprroved refinacing offer for 2,72,000/ @ 5.125% . If i get this refinacing deal done i will be saving around 500/- in instalment plus 165/- in PMI . so net saving is around 650(appx)/- per month . Only problem is i need to bring nearly 40,000/- more . i can arrange to put 20,000/- from my saving, so i am looking for loan of 20,000/- to bridge the shortfall. My current salary is 80,000/-per annum . Although i have lot of 0% apr credit offer from credit cards but i do not want to take those as rate will jump after intial period. Thanks

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,401.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 361119

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361119	$11,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361119. Member loan 361119 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Clyde Bergemann	Debt-to-income ratio:	1.94%
Length of employment:	10 years 4 months	Location:	Lilburn, GA

Home town:	Akron
Current & past employers:	Clyde Bergemann
Education:	University of Akron Main Campus

This borrower member posted the following loan description, which has not been verified:

I am having surgery that is not covered under my health plan. I am paying 40% out of my savings and would like to borrow the balance and pay it off as quickly as possible.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1977	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,879.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361146

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361146	$13,500	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361146. Member loan 361146 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	C. S. P. - Sacramento	Debt-to-income ratio:	11.52%
Length of employment:	9 years 11 months	Location:	Garden Valley, CA

Home town:	Portland
Current & past employers:	C. S. P. - Sacramento, California Correctional Center - Susanville, CA, Georgetown Family Medical Center - Georgetown, CA, Papa's Pizzaria - Georgetown, CA
Education:	El Dorado Center - Placerville, CA, Sierra College - Rocklin, CA

This borrower member posted the following loan description, which has not been verified:

I want to pay off all my credit cards, cancel them, and be able to start saving more money. I also would like a little extra money for Christmas.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,266.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361161

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361161	$19,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361161. Member loan 361161 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Woodland School District 50	Debt-to-income ratio:	14.34%
Length of employment:	12 years	Location:	GURNEE, IL

Home town:	Hobart
Current & past employers:	Woodland School District 50, General Cinema Theatres
Education:	Indiana University-Northwest, Purdue University-Calumet Campus, University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

This particular loan will be used for debt consolidation ($19,000). There are two credit cards with high interest rates (14.99%) that I would like to consolidate. One of the credit cards, American Express, has $13,800 on it. The other, a Chase Platinum card, currently has $5200.00. The three-year loan provided by Lending Club will allow me to get out of debt with penalty (interest), however, after the term of the loan, I should be debt free.

A credit bureau reported the following information about this borrower member on October 31, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,503.00	Public Records On File:	0
Revolving Line Utilization:	55.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 361165

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361165	$9,600	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361165. Member loan 361165 was requested on October 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,319 / month
Current employer:	United States Army	Debt-to-income ratio:	13.97%
Length of employment:	5 years 9 months	Location:	Federal Way, WA

Home town:	St. Louis
Current & past employers:	United States Army, 1st Special Forces Group, Fort Lewis, WA
Education:	Central Missouri State University

This borrower member posted the following loan description, which has not been verified:

Seeking financing for a business registration and licensing. I'm a commodities trader. I own a Limited Liability Company in the state of Washington, through which I trade commodities (mainly foreign currency exchange). I'm working toward becoming a Commodity Trading Advisor, requiring registration with the federal regulatory bodies of the CFTC and NFA. This is will allow me to trade clients accounts at our brokerage. Additionally, I'll need to construct a website to manage client profiles and registration with my business. Becoming an advisor wasn't something I was interested in when I got started trading, but I've been encouraged by my friends and family who are interested in the opportunity to invest with me.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,375.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361189

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361189	$4,500	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361189. Member loan 361189 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	AT & T	Debt-to-income ratio:	1.22%
Length of employment:	41 years	Location:	miami, FL

Home town:	MIAMI
Current & past employers:	AT & T
Education:

This borrower member posted the following loan description, which has not been verified:

My grandson was involved in a car accident, and it has been hard to pay for his medical bills. He has been hospitalized fro four days now, and the insurance that he is under will not cover a certain amount. His condition is now stable. Therefore, I am soliciting the request of those who can help. Please pray for us.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1972	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	35
Revolving Credit Balance:	$6,806.00	Public Records On File:	0
Revolving Line Utilization:	12.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361190

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361190	$10,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361190. Member loan 361190 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	doctors memorial hospital	Debt-to-income ratio:	14.06%
Length of employment:	6 years	Location:	PERRY, FL

Home town:	Cudahy
Current & past employers:	doctors memorial hospital
Education:	North Florida Community College

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan large enough to pay off all my high interest credit cards. I want to keep them in good standing as they are, however I'd like a lower interest rate in doing that.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	46
Revolving Credit Balance:	$9,549.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361198	$8,500	16.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361198. Member loan 361198 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Lipman Hearne	Debt-to-income ratio:	14.68%
Length of employment:	10 years	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	Lipman Hearne
Education:	Roosevelt University, Clark Atlanta University

This borrower member posted the following loan description, which has not been verified:

I had to take out a private loan a year and a half ago to pay off my last semester of college. Because my I didn't have established credit at the time, I was only eligible for a signature loan through bank with a really high interest rate. I've been paying on the loan since I graduated, but I feel like I'm paying more interest than anything. I would like to take out a loan with a lower interest rate, so that I can pay off the balance a little faster.

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1977	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	14
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 361214

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361214	$15,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361214. Member loan 361214 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	24.94%
Length of employment:	n/a	Location:	Sartell, MN

Home town:
Current & past employers:	Verso Paper
Education:	Brown College

This borrower member posted the following loan description, which has not been verified:

I really would like to put all of my credit card balances and a small student loan into one loan, so that I can make just one payment and save money in interest too.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	57
Revolving Credit Balance:	$8,214.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361215

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361215	$9,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361215. Member loan 361215 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,183 / month
Current employer:	PTV America Inc.	Debt-to-income ratio:	10.71%
Length of employment:	2 years 8 months	Location:	Albany, OR

Home town:	Corvallis
Current & past employers:	PTV America Inc., Unitrin Insurance (formerly Valley Insurance)
Education:

This borrower member posted the following loan description, which has not been verified:

There are several uses that I have planned for this loan. I would like to get rid of my high interest credit card, pay off an existing loan to my parents (they don't expect me to, but I would like to be done with it), and I have a daughter starting college next year and I would like to be able to help her get started and also purchase a laptop for her graduation gift.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	61
Revolving Credit Balance:	$3,015.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361216

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361216	$12,000	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361216. Member loan 361216 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Studio Mousetrap, LLC	Debt-to-income ratio:	18.35%
Length of employment:	8 years 11 months	Location:	Los Angeles, CA

Home town:	Winterthur
Current & past employers:	Studio Mousetrap, LLC
Education:	Art Center College of Design

This borrower member posted the following loan description, which has not been verified:

i woudl like to move away from creditcard companies to get better terms. i'm working on a sustainable store concept. we are about to open but are 3 month behind schedule and higher card fees are about to kick in. this loan should provide better rates and help us reach profitability sooner.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	64
Revolving Credit Balance:	$15,077.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361219

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361219	$12,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361219. Member loan 361219 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	US Air Force	Debt-to-income ratio:	20.87%
Length of employment:	5 years 1 month	Location:	Albuquerque, NM

Home town:
Current & past employers:	US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

We currently have a mortgage on a house we just moved out of due to my job relocating. Due to the housing market, we're unable to sell it currently in a reasonable amount of time. The rental market in that area is good, and the local military installation is bringing in more jobs in the next two years which should improve the rental market even more. Both bathrooms in the house need some remodeling before we can rent it, so this loan would enable us to hire someone locally to finish the remodeling, and place the house on the rental market for an amount that would more than cover our mortgage. We would like to continue to own the house, as we want to move back in the future, and selling the house really isn't an option right now. We only lived in the house about 2.5 years, and don't have enough equity built up to fund this remodeling project.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	70
Revolving Credit Balance:	$12,089.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361257

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361257	$24,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361257. Member loan 361257 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,125 / month
Current employer:	NEXUS VENTURES LLC	Debt-to-income ratio:	0.43%
Length of employment:	2 years 4 months	Location:	LAKE ELSINORE, CA

Home town:	IRVINE
Current & past employers:	NEXUS VENTURES LLC, LA NUEVA VIDA, PAZ ENTERPRISES
Education:	UCLA Anderson School of Management

This borrower member posted the following loan description, which has not been verified:

I desire to install in my kitchen a complete set of maple cabinets, 2 granite counter tops, and tile floor. Also, I want to install a vanity cabinet and tile floor in my bathroom. Thank you.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,374.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361274

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361274	$5,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361274. Member loan 361274 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Lourdes Medical Center of Burlington	Debt-to-income ratio:	5.92%
Length of employment:	n/a	Location:	BURLINGTON, NJ

Home town:	Hampton Court
Current & past employers:	Lourdes Medical Center of Burlington, Buttonwood Hospital, Marcella Nursing and Rehabilitation Center
Education:	Burlington County College, Excelsior College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to help cover my expenses of flying to Jamaica and to cover unexpected medical expenses of my grandmother.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	6
Revolving Credit Balance:	$6,398.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 361282

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361282	$7,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361282. Member loan 361282 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Morgan Stanley	Debt-to-income ratio:	21.65%
Length of employment:	3 years 9 months	Location:	Baltimore, MD

Home town:	Williamsport
Current & past employers:	Morgan Stanley
Education:	Penn state University - University Park

This borrower member posted the following loan description, which has not been verified:

I am relocating from Baltimore, MD to New York City, NY and need additional financial support to help with the cost of relocating.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,368.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361289

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361289	$8,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361289. Member loan 361289 was requested on November 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,100 / month
Current employer:	Minnesota Sports and Entertainemnt	Debt-to-income ratio:	23.27%
Length of employment:	3 months	Location:	SAINT PAUL, MN

Home town:	Orinda
Current & past employers:	Minnesota Sports and Entertainemnt, Northern Michigan University, Northern Star Broadcasting, Bank of the West, Lawrence Berkeley National Laboratory
Education:	Northern Michigan University

This borrower member posted the following loan description, which has not been verified:

After graduating college and starting a job I would like to pay off some debts I have from a couple credit cards. The full amount of the loan will be used immediately towards paying off my cards. I think a loan will help me pay off the cards much faster than any other option I have and the smaller payments will help me out financially on a monthly basis.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,531.00	Public Records On File:	0
Revolving Line Utilization:	76.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361356

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361356	$25,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361356. Member loan 361356 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Self Employed	Debt-to-income ratio:	13.86%
Length of employment:	3 years 3 months	Location:	Hockessin, DE

Home town:	Hockessin
Current & past employers:	Self Employed
Education:	REC Kurukshetra, India

This borrower member posted the following loan description, which has not been verified:

Our granite and marble import and distribution company is looking for a business loan to cash in on opportinities the high conversion rate of the US Dollar presents currently. The company has been in operating since 2005 and our YTD revenues in 2008 are close to $1.5 million. We have a large customer base and long term agreements with overseas suppliers. The economic turbulence has helped propel US Dollar to historic highs and we are in a position to obtain excellent raw material at 20-25% lower cost that will help maximise the profits for the next year. Company / owner has never been late on any payments and has good credit ratings.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,055.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361370

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361370	$8,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361370. Member loan 361370 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,875 / month
Current employer:	Prosecuting Attorney's Council	Debt-to-income ratio:	5.70%
Length of employment:	7 years 8 months	Location:	Rockmart, GA

Home town:	Sterling
Current & past employers:	Prosecuting Attorney's Council, Georgia Technology Authority, Georgia Department of Revenue
Education:	Sauk Valley Community College, Eastern Illinois University

This borrower member posted the following loan description, which has not been verified:

A little room to breath each month would be wonderful! I am a good candidate for this loan because I have over come some really major hurtles in the past 8 years; divorce & relocation to another state by myself and have been able to stay afloat (meeting all financial commitments). Unfortunately, my ?D? credit rating is a result of difficulties during those years of the divorce & relocation. I have made steady fiscal progress with each passing year. My last big hurtle to reaching my goal of financial freedom is eliminating lingering bad debt. No longer do I utilize credit cards to live! When I moved to my current state of residence I accepted a state government job for $9.00/hr and no benefits in hopes of ?making something happen? with my life. Within two months I had a position on the regular payroll with benefits and have progressed from that entry level position into a management position. I am now one of the ?go to gals? for others in my professional community because of my integrity and experience in our field. Presently I am paying a mortgage and assisting my husband with our mutual debt and repayment of my old closed accounts which we took out a loan for 2 years ago. This loan is scheduled to be paid off by April 2009. Each month we sit down and pay the bills and we see no progress, other than just keeping current. We would like to be able to one day help others in need and to do that we need to clear this debt up. By combining these payments into one, perhaps a bit lower and certainly a lower interest rate, payment we could realize this dream. I am hoping that someone out there is willing to provide me with the opportunity to continue to realize success and achieve future dreams and to continue the Lending Club cycle of helping others. Monthly net income: $4100 (includes Husband?s of $1800) Monthly expenses: Housing: $ 1300.00 Health Insurance: $ 200.00 Car expenses: $385 Fuel and Car Insurance Utilities: Water/Power: $200 Phone, cable, internet: $130 Food, entertainment: $500.00-600.00 food for packed lunchs, dinners and one night out a month Clothing, household expenses $ 20-30 Credit cards and other loans: $ 1300+/- Other expenses: Monthly diabetic prescriptions & supplies Please ask me any questions you may have. I look forward to establishing myself with the Lending Club Community. Thank you!

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	28
Revolving Credit Balance:	$8,033.00	Public Records On File:	0
Revolving Line Utilization:	73.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361374

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361374	$5,550	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361374. Member loan 361374 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Merit Co., Inc.	Debt-to-income ratio:	11.73%
Length of employment:	6 months	Location:	Woodland Park, CO

Home town:	San Bernardino
Current & past employers:	Merit Co., Inc., Cripple Creek School District RE1, Hanover School District 28, Widefield School District 3, Coldwater Creek/Aspenwood Advertising
Education:	Florida College, Monmouth College, University of Colorado at Colorado Springs

This borrower member posted the following loan description, which has not been verified:

I am a highly dedicated professional with vast experience and a Bachelor of Science degree in Elementary Education. This loan will provide me the opportunity to further my education, consolidate some of my indebtedness and advance my career and income. I'm extremely excited about my decision to accomplish my long awaited dream of obtaining my Masters degree in Psychology and Counseling. Although I joyfully taught in the public school system for 23 years, my desire was always to be of greater service. Most recently, I have practiced as a licensed Real Estate Associate Broker in Colorado. Suddenly I have found myself divorced, financially challenged and responsible to a large degree for the care nurturing and well-being of my beloved 9 year old granddaughter. Being of sound mind and spirit, I'm well aware that NOW is the time to take action, move forward in positive directions and create a bright future for myself and my little one. As my teaching license expired in 2005, My immediate goal is to begin my Masters Program and reinstate my teaching license after completion of my first 6 semester hours, which will enable me to substitute teach while continuing my education. As the opportunity arises I will also sell homes and vacant land to supplement my income while attending school. Realizing that my requested loan amount may fall a bit short of financing my entire Masters, I am confident that I will be able to secure scholarships or grants to complete my degree program. I hope to graduate within 18 months of enrolling. Upon completion of my degree, my intent is to be employed as a school counselor within the public school system or practice family counseling with a private counseling service provider, thus increasing my income and ability to repay this essential loan. In the long-term, my fondest wish is to establish a very special ranch, in my mountain home area, which will provide unique opportunities for handicapped children and adults alike, as well as services, facilities and respites for families in need. I'm so grateful for your consideration and funding of my request.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,212.00	Public Records On File:	0
Revolving Line Utilization:	22.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361375

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361375	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361375. Member loan 361375 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Harlem Consolidated School Distric	Debt-to-income ratio:	20.25%
Length of employment:	18 years	Location:	ROCKTON, IL

Home town:	Ukiah
Current & past employers:	Harlem Consolidated School Distric, Jo Ann Stores
Education:	Eastern Illinois University, University of Illinois at Urbana-Champaign, Northern Illinois University, Aurora University, Rockford College

This borrower member posted the following loan description, which has not been verified:

Consolidated credit cards and major purchases

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,632.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361393

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361393	$9,450	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361393. Member loan 361393 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Mitchell, Silberberg & Knupp	Debt-to-income ratio:	14.33%
Length of employment:	1 year 8 months	Location:	Los Angeles, CA

Home town:	Santa Monica
Current & past employers:	Mitchell, Silberberg & Knupp, Morrison & Foerster
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

For the tax years 2004 and 2006, I have an ugly little debt to the IRS which is disturbingly overdue. My sole proprietorship is now closed, and I have returned to a secure job in the industry and specialty in which I have been steadily employed for nearly twenty years. This loan will be used to pay the IRS a lump sum which I will be comfortably able to repay to my lender(s). Thank you.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,823.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361399

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361399	$1,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361399. Member loan 361399 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Nick and Willys Pizza	Debt-to-income ratio:	15.04%
Length of employment:	6 months	Location:	Boulder, CO

Home town:	Columbia
Current & past employers:	Nick and Willys Pizza, Whole Foods Market
Education:	Lander University, University of Colorado at Boulder, Front Range Community College

This borrower member posted the following loan description, which has not been verified:

I owe 1000 dollars to the University of Colorado. They won't process my application until it is paid in full in the next two weeks.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	34
Revolving Credit Balance:	$6,553.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361400

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361400	$5,500	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361400. Member loan 361400 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,833 / month
Current employer:	Ethnic Loft	Debt-to-income ratio:	5.02%
Length of employment:	1 year 8 months	Location:	Austin, TX

Home town:	Lake Charles
Current & past employers:	Ethnic Loft, Four Seasons Landscape, Regal Entertainment Group, Party City, First Baptist Church, Wichita Falls, TX
Education:	Midwestern State University, The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

I have roughly $4000 in debt, most of which is on a credit card, and I would like to get it under one roof with a lower interest. I would also like to invest in some quality video recording equipment to begin my own event videographer/advertising business. I have been directing, shooting, and editing event videos and commercials for more than 12 years now, and I graduated from the University of Texas with a degree in Radio Television and Film. All I need is the capitol for a camera, light kit, and mics to make a successful business. Thanks, JIC

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,614.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361404

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361404	$16,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361404. Member loan 361404 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,850 / month
Current employer:	SunTrust Banks	Debt-to-income ratio:	11.48%
Length of employment:	2 years 4 months	Location:	Duluth, GA

Home town:	Virgin Islands
Current & past employers:	SunTrust Banks, Wachovia Bank
Education:	SUNY College of Technology at Alfred

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my high interest credit cards and personal debt and consolidate into to one payment. Providian $3400 monthly pymt $ 90 Orchard $1400 monthly pymt $ 50 Home Depot$ $2500 monthly pymt $60 American Exp $1300 monthly pymt$25 SunTrust $8500 monthly pymt $130 Citifinancial $3500 monthly pymt $184 The Suntrust debt is fairly new, I took out an employee loan to assist my son with his business and my FICO score has dropped. This loan will enable my score to go up and allow me one payment instead of 6 payments.

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,052.00	Public Records On File:	0
Revolving Line Utilization:	88.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361412

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361412	$25,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361412. Member loan 361412 was requested on November 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Mortgage Trainers of North America	Debt-to-income ratio:	19.95%
Length of employment:	5 years	Location:	Henderson, NV

Home town:	Las Vegas
Current & past employers:	Mortgage Trainers of North America
Education:	UNO

This borrower member posted the following loan description, which has not been verified:

We are a mortgage training company that is going national with our 29 on-line classes. the loan will allow us to pay for fees that the states require to approve the classes. As of 7-30-08, federal law is mandating all loan originators in the US, unless depository based bank, must have education and licensing. We have the classes, the on-line system, and now need to get the classes approved. This is a great investment with high demand. Business plan is available if needed. My credit is excellent. Thank you for your consideration. Linda M. Williams, CEO Mortgage Trainers of North America linda@mtgtna.com www.mtgtna.com

A credit bureau reported the following information about this borrower member on November 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	82
Revolving Credit Balance:	$119,915.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361495

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361495	$9,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361495. Member loan 361495 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,208 / month
Current employer:	Diamond Nexus Labs	Debt-to-income ratio:	17.86%
Length of employment:	1 year	Location:	Milwaukee, WI

Home town:	Milwaukee
Current & past employers:	Diamond Nexus Labs, eFunds Corp, Fidelity National Information Services, Top Floor Technology
Education:	Ottawa University-Milwaukee, Techskills.com

This borrower member posted the following loan description, which has not been verified:

Hi. I currently have a car loan at 8.9% that I have only 9,000 left to pay on. I want to consolidate that and another 2,500 mini loan I have into one with a decent interest rate. I figure I could save myself $121 per month and pay this off in 3 years. Thanks for helping a responsible college grad with a good paying job. Jonathan

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361501

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361501	$5,000	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361501. Member loan 361501 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,833 / month
Current employer:	Gemm Communications, Inc	Debt-to-income ratio:	6.70%
Length of employment:	6 years 6 months	Location:	Fort Lee, NJ

Home town:	Jersey City
Current & past employers:	Gemm Communications, Inc
Education:	NJCU

This borrower member posted the following loan description, which has not been verified:

I started my business in 2002 and have steadily grown. Now I've plateaued and need some extra cash flow to get to the next level. My funded loan will help me create a new job and provide on the job training for an unemployed person in my community. Invest in a female owned small business!

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	28	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	29
Revolving Credit Balance:	$54,977.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361522

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361522	$7,000	12.09%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361522. Member loan 361522 was requested on November 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	continental airlines	Debt-to-income ratio:	9.80%
Length of employment:	13 years	Location:	BETHLEHEM, PA

Home town:	Jersey City
Current & past employers:	continental airlines
Education:

This borrower member posted the following loan description, which has not been verified:

pay off bills

A credit bureau reported the following information about this borrower member on November 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,585.00	Public Records On File:	1
Revolving Line Utilization:	6.40%	Months Since Last Record:	69
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361537

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361537	$2,400	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361537. Member loan 361537 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,908 / month
Current employer:	Us. Army	Debt-to-income ratio:	14.34%
Length of employment:	6 years	Location:	FORT STEWART, GA

Home town:	Quincy
Current & past employers:	Us. Army
Education:	Eastern Illinois University

This borrower member posted the following loan description, which has not been verified:

Money for moving

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,584.00	Public Records On File:	0
Revolving Line Utilization:	77.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 361549

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361549	$3,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361549. Member loan 361549 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	leslie digital imaging	Debt-to-income ratio:	4.54%
Length of employment:	3 years	Location:	BROOKLYN, NY

Home town:	San Diego
Current & past employers:	leslie digital imaging, Canon Business Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

i have 1500 waiting after moving out of my current apartment from the deposit but need the deposit requested for the new apartment now. Also using this to build credit since i can get the money from family.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	72
Revolving Credit Balance:	$4,693.00	Public Records On File:	0
Revolving Line Utilization:	75.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361603

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361603	$20,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361603. Member loan 361603 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Self	Debt-to-income ratio:	8.75%
Length of employment:	12 years	Location:	Marathon, FL

Home town:	Huntington
Current & past employers:	Self, Dmestic Abuse Shelter, Inc
Education:	University of Florida, Florida School of Massage

This borrower member posted the following loan description, which has not been verified:

I started a new business in a seasonal economy last fall. My mother was then diagnosed with stage 5 cancer and passed away towards the end of the busy season. Needless to say I was unable to focus on my new business 100%; I did not have enough others to help work the business and did not make enough to get through the slow time without getting more in debt than I am comfortable with. Now we are going into season, I have three wonderful people to help me and I have a beautiful new space so that I can expand and fully utilize these other people. I could get by with just 3-5,000 dollars but with $20,000 I could consolidate my debt with a lower interest rate and simplify my bills and expand my business.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,578.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361645

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361645	$25,000	15.25%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361645. Member loan 361645 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,000 / month
Current employer:	n/a	Debt-to-income ratio:	11.74%
Length of employment:	n/a	Location:	Mclean, VA

Home town:	Mumbai
Current & past employers:	Federal Home Loan Mortgage Corporation (Freddie Mac), Advanced Technology Systems Corporation
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

Dear Lending Club Lender(s), I would like to thank you very much for taking the time out to read my Small Business Loan request and making it a viable option in your investing portfolio. My family has been in the retail industry since 1975. We sell low-cost, high-profit margin items such as basic work clothing, evening-wear, resort-wear, and cruise-wear. Additionally, we sell silver, amber, larimar, and other low-cost jewelry. Our profit margins are generally greater than 15% based on the cost of goods sold. I also have a full-time job as a senior technology consultant for a prestigious consulting firm and make over $80,000 annually with a minimum 7% bonus. I also have 3 investment properties with LTV ratios well below 80% and I have a positive net cash flow of $600/month. My gross rental income is $3120/month with grade A tenants. Our business has well-established, long-standing relationships with local banks. Currently, we are comparing our options between peer-to-peer lenders and local banks. Due to the tight credit market, the fees, interest rates, and points are a bit too high at local banks. The loan would be used to finance the purchase of inventory and will more than likely be paid off early. Therefore, we thought lending club might be a better fit. With that in mind, below is a breakdown of our income statement from FY' 07: Revenue:....... $627,300.00 COGS:............ $(319,923.00) ------------------------------------ Gross Margin:..$307,377.00 ------------------------------------ Rent:.............. $(65,400.00) Salary:........... $(96,000.00) Utilities:..........$(29,100.00) Insurance:..... $(48,000.00) ----------------------------------- Total Exp:...... $(238,500.00) ------------------------------------ Op. Income:....$68,877.00 ------------------------------------ Taxes:............ $(13,775.40) ------------------------------------ Net Income $55,101.60 ----------------------------------- Proft Margin 17%

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,794.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 361648

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361648	$25,000	17.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361648. Member loan 361648 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Selman & Company	Debt-to-income ratio:	12.99%
Length of employment:	10 years 2 months	Location:	Leroy Township, OH

Home town:
Current & past employers:	Selman & Company
Education:	Kent State University-Kent Campus

This borrower member posted the following loan description, which has not been verified:

My wife and I recently built a home as an owner/builder construction loan. The amount of money from the bank did not cover our total costs to build so we had to use our credit cards. My wife and I are both employed fulltime, she as a teacher, and myself as an IT manager. Prior to the construction, we only had a mortgage and a college loan. Our vehicles were paid in full, we had money in the bank and we funded our 401k(s). We are trying to pay off each card, one at a time, but the interest rates on some are 25 percent. We would like to pay off our high interest rate cards and combine them into one structured payment. We would close or have the card limits reduced once they are paid. We have recently tried to transfer balances to other low interest cards, so I believe this may have cause our credit score to lower a bit. We have more than $2,000 each month to pay toward this debt, but the interest on some of the cards consumes almost half. My wife and I both have a bachelor degree from a State University and are responsible with our finances. Having been denied for a loan is so discouraging when we have worked so hard. Thank you, Bryan

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	4
Revolving Credit Balance:	$35,251.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 361653

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361653	$5,600	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361653. Member loan 361653 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	University of Rochester	Debt-to-income ratio:	8.28%
Length of employment:	n/a	Location:	Rochester, NY

Home town:	Hartford
Current & past employers:	University of Rochester, Building Controls and Services, Process Logic, LLC, Eastman Kodak
Education:	Youngstown State University, Stanford University

This borrower member posted the following loan description, which has not been verified:

I have recently accepted a new employment position after over nine months of unemployment. The salary for this position exceeds that of my previous position but since my starting date is December 1st, the first pay will not be issued until the end of December. Nine months of unemployment has exhausted my savings. I am need of this loan to help cover my immediate expenses for November & December.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,559.00	Public Records On File:	1
Revolving Line Utilization:	58.50%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361687

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361687	$7,200	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361687. Member loan 361687 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Springfield Business Systems	Debt-to-income ratio:	14.36%
Length of employment:	n/a	Location:	SPRINGFIELD, MO

Home town:	Dallas
Current & past employers:	Springfield Business Systems, Springfield Vending
Education:	Ozarks Technical Community College

This borrower member posted the following loan description, which has not been verified:

I owe $3500 on my Motorcycle, a 05 suzuki GS500F, $2000 on a VISA, and $500 on a loan for my car. I have no trouble making any and all of these payments, it would just be in my best interest to consolidate them all into one payment I can focus all my resources on. Lately I've been paying 4-5x the minimum on my car, and 2x the minimum on my VISA.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,028.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361713

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361713	$1,500	11.78%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361713. Member loan 361713 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Jacobs Engineering Grp.	Debt-to-income ratio:	7.68%
Length of employment:	23 years 10 months	Location:	Loveland, OH

Home town:	Hamilton
Current & past employers:	Jacobs Engineering Grp.
Education:	University of Cincinnati-Main Campus

This borrower member posted the following loan description, which has not been verified:

I need to pay my american express bill. I expect reimbursement in late December from my employer.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,350.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361720

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361720	$22,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361720. Member loan 361720 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,917 / month
Current employer:	Arizona Real Estate Solutions	Debt-to-income ratio:	11.06%
Length of employment:	12 years 5 months	Location:	Scottsdale, AZ

Home town:	Chicago
Current & past employers:	Arizona Real Estate Solutions, St Josephs Hospital
Education:	Az School of Business

This borrower member posted the following loan description, which has not been verified:

I have several high interest credit cards that need to be consolidated and paid with a lower interest rate

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$112,657.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361726

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361726	$5,375	10.51%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361726. Member loan 361726 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,742 / month
Current employer:	Horace Mann Insurance	Debt-to-income ratio:	19.80%
Length of employment:	8 years	Location:	RED LION, PA

Home town:
Current & past employers:	Horace Mann Insurance
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

Loan will be used to pay off a car loan so I can put the car in my sons name.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,494.00	Public Records On File:	0
Revolving Line Utilization:	29.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 361752

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361752	$2,400	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361752. Member loan 361752 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Midland Retail	Debt-to-income ratio:	17.62%
Length of employment:	2 years 9 months	Location:	Cincinnati, OH

Home town:	Cincinnati
Current & past employers:	Midland Retail
Education:	University of Dayton

This borrower member posted the following loan description, which has not been verified:

I am trying to get a loan to consolidate my debt and pay a lower rate than what the credit card company provides.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,755.00	Public Records On File:	0
Revolving Line Utilization:	88.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361755

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361755	$16,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361755. Member loan 361755 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Austin Powder Co.	Debt-to-income ratio:	0.60%
Length of employment:	6 months	Location:	Blacksburg, VA

Home town:	Chagrin Falls
Current & past employers:	Austin Powder Co.
Education:	Virginia Polytechnic Institute and State University (Virginia Tech)

This borrower member posted the following loan description, which has not been verified:

In order to graduate, my schedule requires one more full semester and a summer session. The last three and a half years have been financed from a mutual fund that it suffering from current market conditions, and I have deemed it worthwhile to seek out a loan, in order to avoid having to cash out while the fund is near its lowest point in recent memory. I intend to re-pay the loan through my part-time work as well as any necessary liquidation of the aforementioned fund.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,000.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361766

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361766	$20,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361766. Member loan 361766 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,000 / month
Current employer:	Ecopolis I, Ltd	Debt-to-income ratio:	8.41%
Length of employment:	4 years	Location:	El Paso, TX

Home town:	Las Vegas
Current & past employers:	Ecopolis I, Ltd, McGinnis Construction; Wachovia Securities
Education:	Tulane (BSCE); UT Austin (MBA); CFA (Chartered Financial Analyst)

This borrower member posted the following loan description, which has not been verified:

I am requesting a $25,000 debt reduction loan in order to reduce currently high interest rates. Beginning four years ago I started a real estate development and home building business. The initial starting capital of $1,149,411 included $845,000 in third party investment capital, $104,411 of investor loans, and approximately $200,000 of personal debt, initially at low or deferred interest rates. From the beginning the business has been successful. Beginning approximately two years ago I began returning investor capital and repaying debt. Of the $845,000 of investment capital, $505,500 or 60% has been returned, with a remaining balance of $339,500. Of the $104,411 of investor loans, 100% has been repaid. And of the approximately $200,000 of personal debt, approximately $100,000 plus interest has been paid. A problem is the current interest rates on the remaining personal debt have significantly increased and the deferred interest periods have expired. These higher interest rates are protracting the repayment period and need to be reduced. I believe that a much lower interest rate may be available through Lending Club. The business continues to profitably grow approximately 20% year over year with the past three months including October representing the best quarter in its history. Projected 2008 revenue exceeds $10 million with a pro forma income of approximately $600 thousand. Plans are to continue to pay down debt and repay investor capital proportionately with continued business success at a similar rate as has been paid over the past two years.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1984	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	23
Revolving Credit Balance:	$57,946.00	Public Records On File:	0
Revolving Line Utilization:	37.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361781

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361781	$8,750	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361781. Member loan 361781 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,218 / month
Current employer:	VISIONSCAPES INC	Debt-to-income ratio:	20.12%
Length of employment:	7 years 1 month	Location:	Conyers, GA

Home town:
Current & past employers:	VISIONSCAPES INC
Education:

This borrower member posted the following loan description, which has not been verified:

I have 2 Bank of America Visa Cards, one of which is inactive as I had it closed due to constant interest rate increases. I have kept one card active as I feared closing it would further hurt my credit. I would like to have one payment but more importantly I would like a lower rate than I currently have.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,965.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361794

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361794	$25,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361794. Member loan 361794 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Imperastaff	Debt-to-income ratio:	19.76%
Length of employment:	2 years	Location:	Missouri City, TX

Home town:	Gainesville
Current & past employers:	Imperastaff, Philip Services Corporation
Education:	University of Houston-Victoria

This borrower member posted the following loan description, which has not been verified:

A couple credit card companies have raised their rates to 30%, which is making it difficult for me to keep up. I'll use this loan to pay off the balances on those accounts. I'll have no trouble paying a loan with a fixed, reasonable rate.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	6
Revolving Credit Balance:	$41,077.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361816

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361816	$5,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361816. Member loan 361816 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Perot Systems	Debt-to-income ratio:	4.28%
Length of employment:	4 years 2 months	Location:	Walnut Creek, CA

Home town:	Gateshead
Current & past employers:	Perot Systems, IBM
Education:	Monash University

This borrower member posted the following loan description, which has not been verified:

The Loan request is for the purchase of a second hand vehicle; well, strictly speaking I have already purchased the vehicle on a card, but wish to pay the card off ass soon as possible, to avoid the higher interest rate. The vehicle is a 2001 Subrau Legacy, 114k miles. Original purchase price $6100.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,442.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361829

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361829	$6,400	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361829. Member loan 361829 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Pitts Painting	Debt-to-income ratio:	17.47%
Length of employment:	32 years	Location:	TAMPA, FL

Home town:	pensacola
Current & past employers:	Pitts Painting
Education:

This borrower member posted the following loan description, which has not been verified:

Need a loan for business purposes. I am moving my business in other directions and need help getting started. This business is prospering. All money coming in is on a 30 day net so I just need a little extra to pay bills until it starts coming through. Thanks

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1970	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,138.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361832

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361832	$22,000	15.88%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361832. Member loan 361832 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	polyglass inc	Debt-to-income ratio:	16.78%
Length of employment:	1 year 8 months	Location:	plant city, FL

Home town:	akron
Current & past employers:	polyglass inc, james hardie building products
Education:	university of akron

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan to consolidate a loan with citifinancial, a car loan and credit card debt. My goal is to have one monthly payment and reduce the overall amount of interest I pay. I am a homeowner and am working very hard through these tough economic times to maintain my credit and attempt to continue to build up my credit score.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	29
Revolving Credit Balance:	$1,224.00	Public Records On File:	0
Revolving Line Utilization:	53.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361849

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361849	$8,400	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361849. Member loan 361849 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,250 / month
Current employer:	Gremesco of FL	Debt-to-income ratio:	11.88%
Length of employment:	4 years	Location:	WEST PALM BEACH, FL

Home town:	West Palm Beach
Current & past employers:	Gremesco of FL, Gresham & Associates, AA Riteway Insurance Agency
Education:	Broward Community College, Union Institute & University

This borrower member posted the following loan description, which has not been verified:

Need to go back to school for something completely different than what I do now (Insurance Broker)- Environmental Studies, looking to get my BA. Student Loans are too high and I don't qualify for governmental help

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,216.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361859

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361859	$10,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361859. Member loan 361859 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Destineer Studios	Debt-to-income ratio:	4.43%
Length of employment:	3 months	Location:	Raleigh, MD

Home town:	West Palm Beach
Current & past employers:	Destineer Studios, Firaxis Games, Raven Software
Education:

This borrower member posted the following loan description, which has not been verified:

My Wife and I just recently got married and in doing so spent a significant amount of our funds in preparations and the honeymoon. Well soon thereafter, I received an amazing offer for my dream job! So now we're looking into moving across the country (expenses paid by the company) and have found a perfect house which happens to be in pre-foreclosure at a price WELL below neighborhood comps (provided by our realestate agent and country records). This could mean instant equity for us! With my new salary we will easily be able to afford the mortgage but we just spent all that money that we now need to purchase this home. So the situation we're in is that we are fully pre-qualified, have the money for closing, but need some additional money to put down, otherwise we can't secure the loan! I have a great credit score, always make my payments and am well within my capacity to afford this home and this loan. I'm a responsible spender that keeps a budget with a good history of paying off his loans. I have no car payment and we sold our old house (for a loss) a few months back. My Wife and I are expecting our first child in 7 months and we both dread the thought of not having a nursery ready in a place we can settle and raise our child at. Please help make our dream come true!

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,175.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361874	$9,975	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361874. Member loan 361874 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,585 / month
Current employer:	Loyola University Chicago	Debt-to-income ratio:	4.15%
Length of employment:	4 years 3 months	Location:	Evanston, IL

Home town:	Aiken
Current & past employers:	Loyola University Chicago
Education:	Lander University, University of South Carolina-Columbia (USC)

This borrower member posted the following loan description, which has not been verified:

Who isn't looking to make life easier? I know I am, and this would definitely do that! My wife and I want to put our credit cards into one monthly payment. This will help us to end our debt in 3 years, or less! This is important to us because we want to buy a Bed and Breakfast, and this is one of the steps in our plan...reduce debt, while saving. Help us stop wasting money with Discover, WaMu, and Home Depot by paying separate interest rates. Thank you.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	39
Revolving Credit Balance:	$11,574.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361876

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361876	$5,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361876. Member loan 361876 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,458 / month
Current employer:	Houlihans	Debt-to-income ratio:	20.38%
Length of employment:	4 years	Location:	HARRISBURG, PA

Home town:
Current & past employers:	Houlihans
Education:

This borrower member posted the following loan description, which has not been verified:

needed to pay off back debt

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	28
Revolving Credit Balance:	$4,546.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 361904

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361904	$8,000	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361904. Member loan 361904 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	United States Department Of Defence	Debt-to-income ratio:	6.38%
Length of employment:	1 year	Location:	Tracy, CA

Home town:	Hayward
Current & past employers:	United States Department Of Defence
Education:

This borrower member posted the following loan description, which has not been verified:

furniture for new home

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,740.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361915

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361915	$22,000	19.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361915. Member loan 361915 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,333 / month
Current employer:	Atlantis Homes for 10years/A.M.E Trucking for 1 year	Debt-to-income ratio:	12.45%
Length of employment:	10 years	Location:	Harrington, DE

Home town:	Seaford
Current & past employers:	Atlantis Homes for 10years/A.M.E Trucking for 1 year, Kent County Board Of Assessment, Residential Builders LTD
Education:

This borrower member posted the following loan description, which has not been verified:

Hello my name is Wayne. I am coming to you asking for your help. I feel a little embarassed about this, but I know that I cant be the only one. I would be using this money for paying back credit card debt. I would say that 80% of my debt on the credit card are for living expenses. Me and my family have really taken a beaten on it. I pulled my credit 2 weeks ago and scores were all over 700 but since has probaly gone down. Bank of America closed both my unsecured loan and credit card. I would really like to pay my credit cards off and get rid of them..

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1982	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,922.00	Public Records On File:	1
Revolving Line Utilization:	73.10%	Months Since Last Record:	61
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 361919

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361919	$1,800	12.41%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361919. Member loan 361919 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	Sprint	Debt-to-income ratio:	19.24%
Length of employment:	7 years 10 months	Location:	Olathe, KS

Home town:	Kansas City
Current & past employers:	Sprint
Education:	Baker University College of Arts and Sciences, University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

Looking for a small loan to refinance a credit card with a balance of $1800 at a better interest rate.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	51
Revolving Credit Balance:	$34,093.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361922

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361922	$9,000	10.20%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361922. Member loan 361922 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,264 / month
Current employer:	c n j contracting co	Debt-to-income ratio:	15.81%
Length of employment:	6 years 10 months	Location:	san jose, CA

Home town:	alviso
Current & past employers:	c n j contracting co, Johnson & Johnson
Education:	wilcox

This borrower member posted the following loan description, which has not been verified:

I'd like to refinance our family dirtbikes, to get them paid off in 3 years

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,291.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361939

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361939	$7,800	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361939. Member loan 361939 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Rabobank N A	Debt-to-income ratio:	20.46%
Length of employment:	16 years	Location:	BAKERSFIELD, CA

Home town:	Bakersfield
Current & past employers:	Rabobank N A, Wendys
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

The money will be used to pay off credit card and personal loan debts. I have just finished school and received a promotion. The interest rates have become quite high.

A credit bureau reported the following information about this borrower member on October 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,437.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361945

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361945	$15,000	13.99%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361945. Member loan 361945 was requested on November 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Companion Hospice/Home Health	Debt-to-income ratio:	5.38%
Length of employment:	4 years 10 months	Location:	Moreno Valley, CA

Home town:	nigeria
Current & past employers:	Companion Hospice/Home Health, Manorcare HCR
Education:	El Camino College Compton Center

This borrower member posted the following loan description, which has not been verified:

To use part of the money to pay off and close exiting loans and to fix bathroom and kitchen

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	76
Revolving Credit Balance:	$12,945.00	Public Records On File:	1
Revolving Line Utilization:	76.60%	Months Since Last Record:	18
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360708

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360708	$13,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360708. Member loan 360708 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Bloomingdales	Debt-to-income ratio:	15.98%
Length of employment:	1 year 2 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Bloomingdales, Kohler
Education:	Art Institute of Philadelphia

This borrower member posted the following loan description, which has not been verified:

Need to remove a line of trees in yard damaged by storm and also need to home repairs.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$583.00	Public Records On File:	0
Revolving Line Utilization:	21.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361530

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361530	$10,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361530. Member loan 361530 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,342 / month
Current employer:	weathersfield school	Debt-to-income ratio:	22.53%
Length of employment:	12 years	Location:	NORTH SPRINGFIELD, VT

Home town:	windsor
Current & past employers:	weathersfield school, grand union
Education:	nathaniel hawthorne college, johnson state coolege

This borrower member posted the following loan description, which has not been verified:

I have a combination of things I wish to do with this loan. Some have to do with prepping my land to build on it and some have to do with course work and some is for debt consolidation

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	38	Months Since Last Delinquency:	7
Revolving Credit Balance:	$408.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361634

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361634	$24,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361634. Member loan 361634 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	consolidated	Debt-to-income ratio:	12.54%
Length of employment:	1 year	Location:	COLLEGE POINT, NY

Home town:	Brooklyn
Current & past employers:	consolidated, Sentry Communications
Education:	St Francis College

This borrower member posted the following loan description, which has not been verified:

payoff

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,860.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361677

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361677	$4,000	9.38%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361677. Member loan 361677 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Pinkham Real Estate	Debt-to-income ratio:	6.46%
Length of employment:	5 years 2 months	Location:	North Conway, NH

Home town:	Chicago
Current & past employers:	Pinkham Real Estate, Booth Creek Ski Resorts
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Adding an approved 4th unit to a 3 unit home. All 4 units are currently rented.

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	25
Revolving Credit Balance:	$138,492.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 361826

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361826	$25,000	13.36%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361826. Member loan 361826 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	n/a	Debt-to-income ratio:	6.96%
Length of employment:	n/a	Location:	Portage, MI

Home town:	Kankakee
Current & past employers:	Kent Lanbsberg
Education:

This borrower member posted the following loan description, which has not been verified:

I was laid off from a packaging company today in Kalamazoo, MI. The company is out of Chicago and we were in the process of starting up a new division here. As of today they are laying off a good chunk of the work force and I was one of them. I have 5 years experience in packaging. Sales and sales management for most of the time. I have also operated my own business in Seattle and know all the ins and outs, ups and downs of running a company myself. I have opened up a number of accoutns here in MI that I can continue to service if I am able to attain a loan. The company I work for is not going to maintain these accounts and I know they would be more than happy to have me still service them. I would ask for more than $25K if possible but I believe this is the maximum allowed on this site. I will use the money to rent a warehouse, forklift and some inventory. I am going to put in approx $20K of my own money but will need a little more. I have a family member that is going to build a website for me, online catalog and give me all the computers and equipment I will need to get this going. I need the capital to get a truck, rental space and some minor things. I think there is a good chance to profit right away and have this loan paid back in a matter of months not years. Anyone willing to help would be a God send to our family. I know I can do this. I have been on my own in MI for over a year and have been doing all positions as it is. I take the orders, set up purchasing, set up trucking, invoice, chase late bills etc... This is something that should be very low risk. Thank you for reviewing my application. If there are any more questions you have please do not hesitate to call or email. tendres1@aol.com 269 615 1376

A credit bureau reported the following information about this borrower member on November 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,731.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 361916

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361916	$4,800	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361916. Member loan 361916 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	KOIKE ARONSON INC	Debt-to-income ratio:	17.81%
Length of employment:	58 years	Location:	DELEVAN, NY

Home town:	Yorkshire
Current & past employers:	KOIKE ARONSON INC
Education:

This borrower member posted the following loan description, which has not been verified:

6000 FOR THREE YEARS

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,386.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 361966

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361966	$18,000	19.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361966. Member loan 361966 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	US Army	Debt-to-income ratio:	24.14%
Length of employment:	6 years 6 months	Location:	Williamsburg, VA

Home town:	Hopkinsville
Current & past employers:	US Army
Education:	Indiana University-Bloomington

This borrower member posted the following loan description, which has not been verified:

I am in law school and need a loan to buy books, take bar review courses and pay for tuition expenses at two universities as I am visiting at one university.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	10
Revolving Credit Balance:	$36,447.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 362042

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362042	$10,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362042. Member loan 362042 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	10.92%
Length of employment:	n/a	Location:	san jose, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I will use the money to refinance my credit card

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,988.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 362067

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362067	$25,000	14.30%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362067. Member loan 362067 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Kamana Contractors, LLC	Debt-to-income ratio:	5.80%
Length of employment:	2 years	Location:	Kamuela, HI

Home town:	Bremerton
Current & past employers:	Kamana Contractors, LLC, United Brotherhood of Carpenters, United States Marine Corps
Education:	Arizona Western College

This borrower member posted the following loan description, which has not been verified:

Background: Terry Campbell - Marine Corps Veteran, served 6 1/2 years, one Iraq tour. Honorably discharged in 2004. Carpenter by trade, turned successful Small Business Owner. Keala Campbell - Homemaker/Stay at home Mom. Raised in Hawaii, traveled with husband through Military service. Simultaneously held full time position as property manager while helping build Small Business with Terry. Has since left position to keep the books and raise children. Terry and I are in the process of building an addition to our home to better accomodate our young family and the relatives we take in. We have 2 young daughters, ages 9 and 4, and are raising my 16 year old brother. We have friends and family living with us occassionally (to get on their feet, etc.) and have completely maxed out our 1100 square foot home. In the last two years we have had 4 relatives and 1 Marine Corps buddy living with us, at one point we had 9 people living in our 3 bedroom home. We hired an architect to draw up the plans and have paid him already. We are going to drop off the permit application to the planning department this week, and should be ready to start the work soon! My husband is a Carpenter and will be completing most of the work himself, with the exception of the concrete pouring and electrical work. We are very responsible and promise timely, if not early, monthly payments. The reason we have decided to request a loan is in the hopes we can complete this project quicker than paying for it on our own. Thank you very much for your consideration!

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	23
Revolving Credit Balance:	$18,169.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362097

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362097	$25,000	14.62%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362097. Member loan 362097 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,417 / month
Current employer:	International Profit Associates	Debt-to-income ratio:	14.96%
Length of employment:	4 years 6 months	Location:	Oklahoma City, OK

Home town:	Lincoln
Current & past employers:	International Profit Associates, Avery Management Group, American Express
Education:	American University

This borrower member posted the following loan description, which has not been verified:

I am a member of an investment club that specializes in purchasing REO properties (properties owned by the bank) and properties that are about to go into foreclosure. The money being requested would be used to make any necessary repairs to the home to prepare it for rent. Our particular investment group believes in building wealth through holding the property versus selling it right away. By doing this, we have been able to grow our invested money through our portfolio of properties. Here in the State of Oklahoma, we did not have the huge run up in property prices therefore we have not seen a decline in property values. Oklahoma has been rated one of the few metropolitan area in the U.S. where property values have continued to grow?lower single digit growth, but still growth! The Oklahoma City area is currently experiencing dramatic growth with a new Dell Computer facility, a new NBA team (OKC Thunder), as well as the expansion of Tinker Air Force Base. The need for rental properties has never been hotter with this investment group being in the right place at the right time. Whenever the investment club purchases a home, the rental fees covers all mortgage payments with a certain percentage also set aside for normal wear and tear improvements needing to be made to each property throughout the year. All 35 properties gives the investment club positive cash flow per month. The profits are then divided among the club members as the end of the fiscal year according to their partnership percentage. The requested money would allow me to purchase a larger percentage. In addition to whatever dividends are received from the investment club, I personally have an excellent job with a yearly income of roughly $125,000. My personal home is paid for, as are my three cars. Making a payment would not be an issue with my monthly income.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	45
Revolving Credit Balance:	$8,457.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362098

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362098	$4,000	13.67%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362098. Member loan 362098 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Starbucks	Debt-to-income ratio:	14.00%
Length of employment:	2 years 5 months	Location:	orlando, FL

Home town:	Atlanta
Current & past employers:	Starbucks, Universal Studios, Florida
Education:

This borrower member posted the following loan description, which has not been verified:

To pay for a used first car.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	37
Revolving Credit Balance:	$5,617.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362099

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362099	$25,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362099. Member loan 362099 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	TalentPlanet	Debt-to-income ratio:	13.43%
Length of employment:	9 years 6 months	Location:	Muir Beach, CA

Home town:	Blytheville
Current & past employers:	TalentPlanet
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

Repay part of a loan that I took from my IRA account.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1983	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	9
Revolving Credit Balance:	$84,005.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362103

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362103	$25,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362103. Member loan 362103 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Einstein's Oilery	Debt-to-income ratio:	5.68%
Length of employment:	1 year	Location:	Vancouver, WA

Home town:	Portland
Current & past employers:	Einstein's Oilery
Education:	Clark College

This borrower member posted the following loan description, which has not been verified:

A brief description of our business: At Einstein?s Oilery we?re reinventing extraordinary service. This means bringing back the outstanding service our customers expect and deserve. We aim to revolutionize the automotive industry by providing an unparalleled customer experience and adhering to the highest standards of professionalism and integrity. We believe servicing your vehicle should be enjoyable rather than a chore and that you should always leave with the utmost confidence that the job was performed right. To that end we invite our customers to remain in their vehicles and watch our technicians at work on our in service TV monitors. If they prefer our patrons can also relax with a free cup of Starbucks and a newspaper or surf the web with free wireless Internet. Einstein?s Oilery is both socially and environmentally responsible, recycling all our used oil and other fluids. We?re also committed to investing in our neighborhoods and beyond through community outreach and service programs including youth sports activities, local schools, and poverty relief around the world. Einstein's owners are industry veterans possessing a cumulative 20+ years of experience in the automotive industry. To find out more about us please visit our website at www.einsteinsoilery.com. We opened our first Einstein's location in November of 2007 and will reach 600k in sales in our first year of business. We attained profitability four months after opening our doors. We expect to increase sales at our first location by 20-30% in 2009. We are also planning to open our second location early in 2009. The purpose of this loan is to purchase equipment and point of sale computers for our new store which is currently under construction.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,287.00	Public Records On File:	0
Revolving Line Utilization:	35.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362106

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362106	$6,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362106. Member loan 362106 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Eastover Investments	Debt-to-income ratio:	24.15%
Length of employment:	1 year 3 months	Location:	Brandon, MS

Home town:	Jackson
Current & past employers:	Eastover Investments, Siemens Energy & Automation
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am the managing director for Eastover Investments, located in Jackson, MS. Eastover owns/develops multiple real estate properties such as hotels, retail/commercial buildings, golf complexes & commericial sites for development use. Eastover currently owns & manages $8 million in property assets. We are pursuing this loan as a means to extend our business into an Assisted Living development on one of our undeveloped sites. The $6,000 loan will be used to perform an initial market study on the site (which will be completed by Maxfield Research Inc). The market study will be used to determine the following: ? Analysis of the 55+ population and households by 5-year age group; ? Analysis of household incomes of the 55; ? Analysis of household tenure (owner, renter); ? Analysis of home values in the Jackson, Mississippi area and the ability of households age 55 and over to sell their homes within a reasonable period of time and for what value; ? Completion of an inventory of competitive senior housing products in the draw area; ? Information on any pending senior developments that may have an impact on new senior housing products that would be developed; ? Calculations of demand for various senior housing products; ? Preliminary conclusions based on the findings. If the initial market study reveals sufficient potential demand for additional senior products, then our next step would be to conduct a more in-depth Full Market Feasibility Study (which would require another loan of nearly $7,500 & would also be conducted by Maxfield Research). This is our first time to use LendingClub, but we have been very interested in exploring its potential for our business uses for quite some time. We feel that this is a great opportunity for us because of the low-risk small-loan that we are requesting. We are also highly confident that we will be able to properly pay back this loan on time. Thank you for you consideration, Nirav Patel Managing Director Eastover Investments

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,478.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362107

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362107	$21,000	10.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362107. Member loan 362107 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	n/a	Debt-to-income ratio:	14.38%
Length of employment:	6 years	Location:	Andover, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I misread the promotional date on a credit card and the APR jumped to about 20%. I would like to pay that off at a lower rate, and also consolidate a loan. I have never been late on a credit card or loan payment.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	17
Revolving Credit Balance:	$8,886.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362114

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362114	$7,000	15.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362114. Member loan 362114 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,042 / month
Current employer:	La Casa de Don Pedro	Debt-to-income ratio:	2.72%
Length of employment:	10 years 5 months	Location:	newark, NJ

Home town:	guayama
Current & past employers:	La Casa de Don Pedro, Branch Brook School
Education:	Montclair Atate University

This borrower member posted the following loan description, which has not been verified:

I would like to have a loan to consolidate and give a down payment towards a property

A credit bureau reported the following information about this borrower member on October 26, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	35
Revolving Credit Balance:	$3,273.00	Public Records On File:	0
Revolving Line Utilization:	69.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362127

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362127	$13,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362127. Member loan 362127 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	MGP Ingredients, Inc.	Debt-to-income ratio:	14.40%
Length of employment:	2 years 11 months	Location:	Atchison, KS

Home town:	Lawrence
Current & past employers:	MGP Ingredients, Inc., Westside Veterinary Clinic, Wal-Mart Stores
Education:	Highland Community College, Park University, Benedictine College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay for my husband's expenses and tuition to attend Mobile Dynamics. Mobile Dynamics is a school specializing in car audio installation. For 16 years my husband has been very passionate about car audio and has competed in USACII very seriously for the last 3 years. He is planning on attending the USACCI world finals for the 3rd time this November. In 2006 and 2007 he placed 3rd in the nation for his class. His installation skills are good, however, he would like to improve his skills and become certified. The certifications he will receive through the 8 week course will enable him to work within the car audio industry. In August of this year, my husband was terminated from his job of over 5 years as a steel machinist due to a skin rash that was caused from the contact with the metal he worked with. Currently he is receiving workman's compensation and is classified as partially disabled. This school would allow him to change his career and would allow him to work in an industry that he loves as well as one that is not detrimental to his health.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,479.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 362148

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362148	$10,000	9.07%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362148. Member loan 362148 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Pathfinder Systems	Debt-to-income ratio:	9.62%
Length of employment:	4 years 11 months	Location:	kansas city, MO

Home town:	Des Plaines
Current & past employers:	Pathfinder Systems, Breakthrough to Literacy
Education:	Park University

This borrower member posted the following loan description, which has not been verified:

I would like a loan to consolidate my credit card debt into one easy payment. I bought a fixer-upper a few years ago and it needed a lot of TLC. I financed much of it with credit cards and my savings. So at this point in my life I would like to consolidate my debt and start to build up savings again so that I can purchase a new car in a year. I have a solid credit history, am in good health, and passionate about my career. I work at a stable mfg company as an engineering assistant. I love my work and my employer considers me an asset to the company. I have never defaulted on a loan and I do have a plan to pay off this loan as quickly as possible. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,917.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362152

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362152	$16,000	13.04%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362152. Member loan 362152 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	progressive insurance	Debt-to-income ratio:	6.11%
Length of employment:	5 months	Location:	aurora, OH

Home town:	hyderabad
Current & past employers:	progressive insurance, key bank
Education:	Wayne State University

This borrower member posted the following loan description, which has not been verified:

I am an senior programmer anaylst seeking to consolidate my entire credit card debt into one single payment. I am honest, hard working individual and willing to pay the loan back before the 36 month period. If any one is willing please give a call 216-854-1068 to further discuss my situation. Thanks

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,917.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 362153

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362153	$6,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362153. Member loan 362153 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Coast Law Group	Debt-to-income ratio:	22.41%
Length of employment:	9 months	Location:	Oceanside, CA

Home town:	Hayward/Bay Area
Current & past employers:	Coast Law Group, YMCA, California Lawyers for the Arts
Education:	De Anza College, University of California-Santa Cruz (UCSC), Golden Gate University School of Law

This borrower member posted the following loan description, which has not been verified:

My finace and I are getting married in May of 2009. When we first started planning, we decided that we wanted to wake up the day after our wedding having paid for it entirely, without any debt. After analyzing our finances, we realized we needed a little help to reach our goal. Our parents graciously volunteered to contribute $10,000 to our wedding. However, as a result of the recent tumble of the stock market and housing markets, our parents are no longer able to help us pay for our wedding. We don't want to cancel the wedding, as we've already paid $3,000 in deposits, and have friends and family who have already purchased plane tickets. We decided instead to cut the guest list and trim back the menu, cut out luxuries like an open bar and fancy flower arrangements, and have reneogitated our contract with the venue and caterer. As a result, we have managed to scale back our budget by 25%. There are still some things that we really do not want to cut out, such as paying my grandmother's hotel and airfare so she can attend, as she wouldn't be able to afford it otherwise, and helping our parents with their plane tickets. We plan to allocate $4,500 to actual expenses, and reserve $1,500 for emergencies. Any cash we do not use will be paid back immediately. We both have good, steady jobs, and would be able to pay back all principle and interest due in 3 years or less. A loan to help us our with our special day would be greatly appreciated!

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	6
Total Credit Lines:	30	Months Since Last Delinquency:	12
Revolving Credit Balance:	$2,611.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 362164

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362164	$16,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362164. Member loan 362164 was requested on November 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Self-Employed	Debt-to-income ratio:	2.50%
Length of employment:	3 years	Location:	marietta, GA

Home town:	South Bend
Current & past employers:	Self-Employed
Education:	University of South Carolina

This borrower member posted the following loan description, which has not been verified:

These funds will be used to purchase vehicles at wholesale prices to inventory our Rent-to-Own (RTO) fleet of vehicles. RTO is a business model that leases vehicles to individuals with poor credit. If the customer stays current for the entire contract, the title is transferred to their name. The customer has the option of returning the vehicle at any time, the ability to swap to other vehicles as their needs change, and other similar flexibility. Vehicles are purchased at dealer-only wholesale auto auctions. The average wholesale price on each vehicle is approximately $1,500-$2,500. Whenever possible, vehicles require either major transmission or engine repair, which improves profitability even more. All repairs are performed at cost by our sister companies that specialize in transmission and engine repair. We have a rollback we use to transport such vehicles. The requested amount will allow us to obtain between 8-9 vehicles. The average down payment per vehicle is $500, with typical monthly payments of $360 and average contract length of 36 months. Assuming 8 vehicles, total down payments should equal approximately $4,000. These vehicles will generate approximately $2800 of monthly revenue for 36 months. Industry averages suggest that approximately 75% of RTO customers return their vehicles before their contracts expire, thus exponentially increasing revenue potential per vehicle. Although the business model is similar to the proven BHPH (buy here, pay here) business model, there are many unique advantages, especially in today's economy. * The title of the vehicle remains in the company's name, which makes repossession paperwork unnecessary. * If the customer doesn't return the vehicle, it is a criminal offense and the vehicle is reported as stolen. * Unlike BHPH, since we own the vehicles, bankruptcies of customers have no effect on our ability to retrieve vehicles. * Since this is a lease, and not vehicle financing, rental agreements are not subject to usury laws. * Customers are required to have comprehensive insurance with us as the lien holder. We also have a sophisticated umbrella insurance that monitors each customer's insurance on our behalf. Each vehicle is secured with a GPS device that can locate and disable a vehicle if necessary. With these devices, industry reports insignificant delinquency, repossession, and skip rates. Any necessary repairs or maintenance are referred to our sister companies, and performed at actual part and labor costs. When RTO vehicles are out of warranty, customers must pay for any required repairs, or optionally, return the vehicle ? thus, allowing us to restart the billing process with a new customer. The demand for our services is expected to grow exponentially. As the economy hits challenges, those unfortunate that must file bankruptcy have little choice in obtaining reliable transportation. Our customers are thrilled with the service we provide and frequently refer us to their friends and family. Because our sister companies perform automotive repair, we are flexible on mechanical issues when they arise, ensuring customer perceived value. My financial situation: It is important to note that our company already has several hundred-thousand dollars of available floor planning funds. However, the fees and costs involved are quite expensive. For example, there is a monthly floor planning fee of $45 per vehicle per month. Annualized on a $2000 vehicle, the floor planning fee alone is approximately 30% - and that doesn't include interest, repayment of principle, and other miscellaneous fees. Obtaining funds from lendingclub.com would be a win-win for us and the lenders - by saving us money and allowing lenders a higher than average return. I personally have excellent credit, have never filed bankruptcy, have no non-business debt other than my home, and own two other auto repair franchises free and clear.

A credit bureau reported the following information about this borrower member on November 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	41	Months Since Last Delinquency:	10
Revolving Credit Balance:	$23,165.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Posting Report Supplement No. 25 dated November 6, 2008